Exhibit 10.1

Date:	June 1, 2026

To:	Live Oak Acquisition Corp. V, a Cayman Islands exempted company (“LOAC”); following the Business Combination (as defined below), to Teamshares Inc., a Delaware corporation, which will result from the redomestication of LOAC to Delaware (collectively, the “Counterparty”).

Address:	Live Oak Acquisition Corp. V 4921 William Arnold Road Memphis, Tennessee 38117 Attn: Richard Hendrix

From:	HB Strategies LLC (the “Seller”)

Re:	Prepaid Share Forward

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Seller and the Counterparty on the Trade Date specified below. The term “Counterparty” refers to LOAC until the consummation of the Business Combination (as defined below), then to PubCo (as defined below), following the Business Combination. “Target” refers to Teamshares Inc., a Delaware corporation, prior to the Business Combination. The “Business Combination” refers to the proposed business combination between LOAC and Target pursuant to that certain Business Combination Agreement, dated as of November 14, 2025 (as it may be amended, the “BCA”). In connection with the consummation of the Business Combination, LOAC will re-domesticate from the Cayman Islands to Delaware (the “Redomestication”) and change its corporate name to “Teamshares Inc.” (“Pubco”). Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a Pricing Date Notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice, constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form (as defined below).

Target and certain of its subsidiaries, HBC Financing Partners Blocker LLC, an affiliate of the Seller, and the other parties thereto, are parties to those certain fee letter agreements dated December 24, 2025 and March 2, 2026 (collectively, the “Fee Agreement”).

This Confirmation, together with the Pricing Date Notice, evidences a complete binding agreement between Seller, Target and Counterparty as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction, there is any inconsistency between the ISDA Form, this Confirmation (including the Pricing Date Notice), the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (a) this Confirmation (including the Pricing Date Notice); (b) the Equity Definitions; (c) the Swap Definitions; and (d) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Seller, Target and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date.

Reference is made to the final prospectus of LOAC, dated as of February 27, 2025, and filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025 (File No. 333-284207) (the “IPO Prospectus”). Seller understands that LOAC has established a trust account (the “Trust Account”) containing the proceeds of LOAC’s initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including without limitation interest accrued from time to time thereon) for the benefit of LOAC’s public shareholders (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus and LOAC’s organizational documents, LOAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their LOAC Class A ordinary shares in connection with the consummation of LOAC’s initial business combination (as such term is used in the IPO Prospectus) (an “Initial Business Combination”); or in connection with an extension of its deadline to consummate an Initial Business Combination, (b) to the Public Shareholders if LOAC fails to consummate an Initial Business Combination within twenty-one (21) months after the closing of the IPO, and subject to further extension by amendment to LOAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to LOAC after or concurrently with the consummation of an Initial Business Combination. For and in consideration of LOAC entering into this Confirmation and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Confirmation other than as expressly provided in this paragraph below, neither the Seller nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including without limitation any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Confirmation or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Seller on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Seller or any of its affiliates may have against the Trust Account (including without limitation any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including without limitation any distributions therefrom) for any reason whatsoever (including without limitation for an alleged breach of this Confirmation or any other agreement with LOAC or its affiliates). The Seller agrees and acknowledges that such irrevocable waiver is material to this Confirmation and specifically relied upon by LOAC and its affiliates to induce LOAC to enter in this Confirmation, and the Seller further intends and understands such waiver to be valid, binding and enforceable against the Seller and each of its affiliates under applicable law. To the extent that the Seller or any of its affiliates commences any action, claim or proceeding based upon, in connection with, relating to or arising out of any matter relating to LOAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against LOAC or its Representatives, the Seller hereby acknowledges and agrees that its and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Seller or any of its affiliates (or any person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including without limitation any distributions therefrom) or any amounts contained therein. In the event that the Seller or any of its affiliates commences any action, claim or proceeding based upon, in connection with, relating to or arising out of any matter relating to LOAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including without limitation any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, LOAC and its Representatives, as applicable, shall be entitled to recover from the Seller and its affiliates, as applicable, the associated legal fees and costs in connection with any such action, claim or proceeding, in the event LOAC or its Representatives, as applicable, prevails in such Action. Notwithstanding the foregoing, the provisions of this paragraph (the “Trust Waiver Provisions”) shall not affect any rights of the Seller or its affiliates to (i) receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares in accordance with the IPO Prospectus and LOAC organizational documents (to the extent the Seller is permitted by this Confirmation to participate in such redemption), including in the event of an Additional Termination Event, or the liquidation of LOAC if it does not consummate an Initial Business Combination prior to its deadline to do so, or (ii) seek specific performance or other equitable relief for LOAC to comply with the terms of this Confirmation (other than a claim against the Trust Account or distributions therefrom except as provided in clause (i) above or the failure to make the Prepayment upon the closing of the Business Combination as described below). For purposes of this Confirmation, the term (x) “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. The Trust Waiver Provisions shall survive termination or expiration of this Confirmation for any reason and continue indefinitely, and the term “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity.

The terms of the particular Transaction to which this Confirmation relates are as follows, and capitalized terms, as used herein and to the extent not otherwise defined, shall have as their definitions the applicable terms described below:

General Terms

Type of Transaction:	Share Forward Transaction.

Trade Date:	The date following the date on which LOAC holds its extraordinary general meeting of shareholders to approve the Business Combination and related matters.

Pricing Date:	The date specified in the Pricing Date Notice.

Effective Date:	One (1) Settlement Cycle following the Pricing Date.

Trading Day:	Any day on which (a) trading in Shares generally occurs on the principal U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded; and (b) there is no Market Disruption Event. If the Shares are not so listed or traded, then “Trading Day” means an Exchange Business Day (as defined herein).

Market Disruption Event:	With respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares.

Maturity Date:	The earlier to occur of (a) the date that is 24-months after the closing of the Business Combination or (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Maturity Date shall not be earlier than the day such notice is effective). The Maturity Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation.

VWAP Price:	For any scheduled Trading Day, the Rule 10b-18 volume weighted average price per Share for such day as reported on the relevant Bloomberg Screen “TMS US <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Trading Day for any reason or is manifestly erroneous, the VWAP Price shall be as reasonably determined by the Calculation Agent.

Pricing Date Notice:	Seller shall deliver to Counterparty the Pricing Date Notice no later than one (1) day on which Nasdaq and commercial banks in the City of New York are open for business (each such day, an “Exchange Business Day”) following the closing of the Business Combination. The Pricing Date Notice shall include the Number of Shares subject to this Confirmation.
Seller:	Seller.

Buyer:	Counterparty.

Shares:	Prior to the Domestication, the Class A ordinary shares, par value $0.0001 per share, of Live Oak Acquisition Corp. V, a Cayman Island exempted company (Ticker: “LOKV”) and after the Domestication, the common stock, par value $0.0001 per share, of PubCo (which after the Business Combination, will have the Ticker: “TMS”).

Number of Shares:	The number of Recycled Shares, but in no event more than the Maximum Number of Shares (the “Number of Shares”). The Number of Shares is subject to reduction as described under “Optional Early Termination”.

Recycled Shares:	A number of free trading Shares (such Shares referred to herein as the “Public Shares”) equal to the sum of (a) the number of Shares purchased by Seller from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty) and (b) any Shares currently held by the Seller; provided that Seller shall have irrevocably waived all redemption rights with respect to such Shares as provided below in the section captioned “Transactions by Seller in the Shares.” Seller shall specify the number of Recycled Shares (the “Number of Recycled Shares”) in the initial Pricing Date Notice. In no event will any Shares purchased after the date of this Confirmation be purchased at a price per share in excess of the most recently disclosed redemption price per share that would be applicable if the Trust Account was liquidated on the date specified in such disclosure.

Maximum Number of Shares:	4,000,000 Shares

Initial Price:	The redemption price per Share paid by LOAC in accordance with the organizational/constitutive documents of LOAC prior to the closing of the Business Combination (the “Redemption Price”) which shall publicly be disclosed no later than five (5) Exchange Business Days prior to the closing of the Business Combination. The Initial Price will be equitably adjusted for any share splits, share dividends, combinations, recapitalizations and the like occurring after the closing of the Business Combination.

Reset Price:	The Reset Price will initially be the Initial Price. From time to time in the Counterparty’s sole discretion the Reset Price may be adjusted to the lower of the current Reset Price and the lowest daily VWAP Price over the prior ten (10) trading days. The Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering. For avoidance of doubt the Reset Price may only be adjusted downward. In the event of an adjustment to the Reset Price, the Counterparty shall promptly, but no later than one (1) Exchange Business Day after the event triggering an adjustment to the Reset Price, (i) notify the Seller of the adjustment to the Reset Price, and (ii) publicly announce (via 8-K or Press Release), the adjustment to the Reset Price.

Dilutive Offering Reset:	To the extent the Counterparty closes any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Counterparty or any of its respective subsidiaries (a “Secondary Transaction”), which would entitle the holder thereof to acquire or sell on behalf of the Counterparty at any time Shares or other securities of the Counterparty, including, without limitation, any debt, preferred stock, preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or other securities of the Counterparty, at an effective price per share less than the then existing Reset Price (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price (the “Reduced Price”) as of such date; provided that, without limiting the foregoing, a Dilutive Offering Reset (for the avoidance of doubt) shall not include (i) the grant, issuance or exercise of employee stock options or other equity awards under the Counterparty’s equity compensation plans, (ii) Shares issued in connection with the Business Combination pursuant to the BCA based on the price set forth therein as of this date, or in connection with any private placement announced as of this date, provided that the purchase price per share is not subsequently reduced, (iii) private placements prior to the Business Combination in which a fixed number of Shares only are issued (i.e., no derivative securities are issued and no additional Shares may be issued based on future events) at a price of no less than $5.00 per share, provided that the purchase price per share is not subsequently reduced, (iv) Shares issued upon the exercise of warrants, options or other convertible securities of the Counterparty or the Target that are issued and outstanding as of this date or are issued in connection with the Business Combination pursuant to the BCA based on the price set forth therein as of this date. In the event that warrants or other derivative securities are issued as part of a Secondary Transaction, the Black-Scholes value of such warrant or other derivative security shall be deducted from the price per share or unit paid by the investor in such offering in order to determine whether a Dilutive Offering took place and the Reduced Price. To the extent other consideration is granted in conjunction with a Secondary Transaction, the fair value of such other consideration shall be deducted from the price per share or unit paid by the investor in such offering in order to determine whether a Dilutive Offering took place and in calculating the Reduced Price.

Prepayment:	Payment of the Prepayment Amount shall be made directly from the Trust Account to Seller no later than the Prepayment Date. Seller shall receive a non-interference letter from any creditor which has the ability to block distributions or payments required herein.

Counterparty shall provide (a) notice to Counterparty’s trustee of the entry into this Confirmation no later than two (2) Local Business Days following the date hereof, with copy to Seller and Seller’s outside legal counsel, and (b) to Seller and Seller’s outside legal counsel a final draft of the flow of funds from the Trust Account prior to the closing of the Business Combination itemizing the Prepayment Amount due; provided that Seller shall be invited to attend any closing call to finalize the flow of funds in connection with the Business Combination.

Prepayment Amount:	At the closing of the Business Combination, the Counterparty will pay to the Seller an amount equal to the (a) Number of Shares, multiplied by (b) the Initial Price (“Prepayment Amount”).

Prepayment Date:	The earlier of (a) one (l) Local Business Day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.
Variable Obligation:	Not applicable.

Redemptions:	Counterparty shall promptly accept any redemption reversal requests in connection with purchases of Shares by Seller for any Public Shares subject to this Confirmation.
Exchange(s):	The Nasdaq Stock Market LLC (“Nasdaq”), whether the Nasdaq Global Market or the Nasdaq Capital Market.

Related Exchange(s):	The Exchange.

Reimbursement of Legal Fees and Other Expenses:	Upon the earlier of the closing of the Business Combination or the termination of this Confirmation, Counterparty shall pay to Seller an amount equal to (a) the reasonable and documented out of pocket attorneys’ fees and other reasonable and documented out of pocket expenses related to such attorneys’ fees incurred by Seller or its affiliates prior to the closing of the Business Combination in connection with this Transaction subject to a maximum of $30,000 and (b) expenses actually incurred in connection with the acquisition of the Public Shares.

Settlement Terms

Settlement Method Election:	Not Applicable.

Settlement Method:	Physical Settlement.

Settlement Currency:	USD.

Settlement Date:	Two (2) Exchange Business Days following the Maturity Date.

Optional Early Termination:	From time to time and on any Exchange Business Day following the closing of the Business Combination on which a termination with respect to any Shares occurs (any such date, an “OET Date”), and subject to the terms and conditions below, Seller may, in its absolute discretion, terminate the Transaction in whole or in part with respect to any number of Shares by giving notice of such termination in the form attached hereto as Schedule B (an “OET Notice”) no later than the third (3rd) Exchange Business Day following the OET Date which shall specify the number of Shares for which the Transaction is terminated (such quantity, which for the avoidance of doubt shall not exceed the current Number of Shares at the time such notice is given, the “Terminated Shares”). As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty, an amount equal to the product of (i) the Terminated Shares and (ii) the then in effect Reset Price.

The effect of any OET Notice given shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect (including for purposes of the provision in paragraph 3(b) in the section captioned, “Representations, Warranties and Covenants,” below) as of the related OET Date.

The remainder of the Transaction, if any, shall continue in accordance with its terms; provided that if the OET Date is also the stated Maturity Date, the remainder of the Transaction shall be settled in accordance with the other provisions of “Maturity Settlement” below.

Maturity Settlement:	On the Maturity Date, Seller shall deliver to Counterparty the Number of Shares (as reduced for any Terminated Shares and Excess Shares (as defined below)) and Counterparty shall have no delivery obligation to Seller, and Seller shall be entitled to retain a portion of the Prepayment Amount equal to (i) the Number of Shares (as reduced for any Terminated Shares and Excess Shares) multiplied by (ii) the Initial Price.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events involving Counterparty:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided, however, that Section 12.l(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof and replacing the reference to “10%” therein with “20%”. Sections 12.l(e) and 12.1(1) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Calculation Agent Adjustment.

Share-for-Combined:	Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Business Combination Exclusion:	Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

Failure to Deliver:	Not Applicable.

Insolvency Filing:	Applicable.

Hedging Disruption:	Not Applicable.

Increased Cost of Hedging:	Not Applicable.

Loss of Stock Borrow:	Not Applicable.

Increased Cost of Stock Borrow:	Not Applicable.

Determining Party:	When making any determination or calculation as “Determining Party,” Seller shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if Determining Party were the Calculation Agent. For all applicable events, Seller, unless (a) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (b) if Seller fails to perform its obligations as Determining Party, in which case a Third Party Dealer (as defined below) in the relevant market selected by Counterparty will be the Determining Party.

Additional Provisions:

Calculation Agent:	Seller, unless (a) an Event of Default, Potential Event of Default or Additional Termination Event has occurred and is continuing with respect to Seller, or (b) if Seller fails to perform its obligations as Calculation Agent, in which case an unaffiliated leading dealer in the relevant market selected by Seller in its sole discretion will be the Calculation Agent.

In the event that a party (the “Disputing Party”) does not agree with any determination made (or the failure to make any determination) by the Calculation Agent, the Disputing Party shall have the right to require that the Calculation Agent have such determination reviewed by a disinterested third party that is a dealer in derivatives of the type that is the subject of the dispute and that is not an affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one (1) Exchange Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent”). If the parties are unable to agree on a Substitute Calculation Agent within the prescribed time, each of the parties shall elect a Third Party Dealer and such two dealers shall agree on a Third Party Dealer by the end of the subsequent Exchange Business Day. Such Third Party Dealer shall be deemed to be the Substitute Calculation Agent. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent not later than the third Exchange Business Day following the Exchange Business Day on which the Calculation Agent notifies the Disputing Party of any determination made (or of the failure to make any determination). Any determination by the Substitute Calculation Agent shall be binding in the absence of manifest error and shall be made as soon as possible but no later than the second Exchange Business Day following the Substitute Calculation Agent’s appointment. The costs of such Substitute Calculation Agent shall be borne by (a) the Disputing Party if the Substitute Calculation Agent substantially agrees with the Calculation Agent or (b) the non-Disputing Party if the Substitute Calculation Agent does not substantially agree with the Calculation Agent. If, after following the procedures and within the specified time frames set forth above, a binding determination is not achieved, the original determination of the Calculation Agent shall apply.

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Collateral Provisions:

Grant of Security Interest:	None.

Collateral:	None.

Securities Account:	None.

Securities :	None.

Perfection:	None.

Schedule Provisions:

Specified Entity:	In relation to both Seller and Counterparty for the purpose of: Section 5(a)(v) [of the ISDA Form], Not Applicable Section 5(a)(vi) [of the ISDA Form], Not Applicable Section 5(a)(vii) [of the ISDA Form], Not Applicable Section 5(b)(v) [of the ISDA Form], Not Applicable.

Cross-Default	The “Cross-Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to either party.

Credit Event Upon Merger	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the ISDA Form will not apply to either party.

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) of the ISDA Form will not apply to either party.

Termination Currency:	United States Dollars.

Additional Termination Event	Will apply to Seller and to Counterparty. The occurrence of any of the following events shall constitute an Additional Termination Event:

(a) The BCA is terminated prior to the closing of the Business Combination; or

(b) If prior to the closing of the Business Combination, any governmental authority, including the SEC, issues comments with respect to or challenges the enforceability of the BCA or this Confirmation in a manner that the Counterparty believes in good faith would reasonably be expected to result in a material delay in the closing of the Business Combination or material liability to the Counterparty, the Counterparty shall be permitted to immediately terminate the Transaction and this Confirmation without any liability; provided, that in the event of such termination, the Counterparty shall in good-faith allow Seller to review all comments received that informed the above decision.

(c) Upon the occurrence of any Material Adverse Change of the Counterparty.

Notwithstanding the foregoing, (i) Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “caption “Other Provisions - (d) Indemnification” shall survive any termination due to the occurrence of any of the foregoing Additional Termination Events, and (ii) Counterparty may not elect to terminate this Confirmation pursuant to paragraph (c) above. Upon any termination that occurs following the closing of the Business Combination due to paragraph (c) above, the parties will promptly after such termination redeem all of Seller’s Recycled Shares in exchange for the Initial Price, less any Prepayment Amount in respect of such Shares actually received. Except as set forth in the immediately preceding sentence, in all other circumstances no further payments or deliveries shall be due by either Seller to Counterparty or Counterparty to Seller in respect of the Transaction, including without limitation in respect of any settlement amount, breakage costs or any amounts representing the future value of the Transaction, and neither party shall have any further obligation under the Transaction and, for the avoidance of doubt and without limitation, no payments will have accrued or be due under Sections 2, 6 or 11 of the ISDA Form. To the extent that the Confirmation is terminated for any reason prior to the consummation of the Business Combination without the consent of the Seller other than for the Seller’s material breach of this Confirmation, Counterparty shall be deemed to not have satisfied the terms and conditions of the Fee Agreement relating to the FPA, and the Sponsor Compensation Increase Event (as defined in the Fee Agreement) shall be deemed to have taken place.

Material Adverse Change:	Means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had a materially adverse effect on the business, assets, financial condition or results of operations of the Counterparty and its subsidiaries, taken as a whole; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Material Adverse Change pursuant has occurred: (i) acts of war (whether or not declared), sabotage, military or para-military actions or terrorism, or any escalation or worsening of any such acts, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization or any other reputable third party organization (including the COVID-19 virus) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the transactions contemplated herein (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities); (iv) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental authority; (v) changes or proposed changes in GAAP (or any interpretation thereof); (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Counterparty operates; (viii) any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure (unless otherwise excluded by the other clauses of this proviso) has resulted in a Material Adverse Change; or (ix) any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms hereof; provided, however, that if a change or effect related to clause (ii) or clauses (iv) through (vii) disproportionately adversely affects the Counterparty and its subsidiaries, taken as a whole, compared to other Persons operating in the same industry as the Counterparty, then such disproportionate impact may be taken into account in determining whether a Material Adverse Change has occurred.

Governing Law:	New York law (without reference to choice of law doctrine).

Credit Support Document:	With respect to Seller and Counterparty, None.

Credit Support Provider:	With respect to Seller and Counterparty, None.

Local Business Days:	Seller specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

Counterparty specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

Representations, Warranties and Covenants

1.	Each of Counterparty and Seller represents and warrants to, and covenants and agrees with, the other as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(a)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c)	Non-Public Information. It is in compliance with Section 10(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)	Eligible Contract Participant. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act (7 U.S.C. § la(l8)) and CFTC regulations (17 CFR § 1.3).

(e)	Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

(f)	Private Placement. Seller represents and warrants that it (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

(g)	Investment Company Act. It is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(h)	Authorization. The Transaction has been entered into pursuant to authority granted by its board of directors or other governing authority. It has no internal policy, whether written or oral, that would prohibit it from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made in connection therewith.

(i)	Affiliate Status. It is the intention of the parties hereto that Seller shall not be an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Counterparty, including LOAC or PubCo following the closing of the Business Combination, as a result of the transactions contemplated hereunder.

(j)	Tender Offer Rules. LOAC and Seller each acknowledge that the Transaction has been structured, and all activity in connection with the Transaction has been undertaken to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Exchange Act.

(k)	Enforceability. The Transaction, including the Confirmation, when executed and delivered by each of the parties, will constitute the valid and legally binding obligation of each such party, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(l)	Compliance with Other Instruments and Laws. The execution, delivery and performance of this Transaction, including the Confirmation, and the consummation of the Transaction, will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of any applicable federal or state statute, rule or regulation, in each case (other than clause (i)), which would have a material adverse effect on it or its ability to consummate the Transaction.

2.	Counterparty represents and warrants to, and covenants and agrees with Seller as of the date on which it enters into the Transaction that:

(a)	Non-Reliance. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Seller is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards.

(b)	Solvency. Counterparty is, and shall be as of the date of any payment or delivery by Counterparty under the Transaction, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages. Counterparty: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (A) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (B) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(c)	Public Reports. As of the Trade Date, Counterparty is in material compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	No Distribution. Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

(e)	[Reserved.]

(f)	Waiver. The Counterparty shall waive any violation of its “bulldog clause” and any other restrictions that would be caused by Seller entering into this Transaction.

(g)	Disclosure. The Counterparty agrees to comply with applicable SEC guidance in respect of disclosure and the Counterparty shall preview with Seller all public disclosure relating to the Transaction and shall consult with Seller to ensure that such public disclosure, including the press release, Form 8-K or other filing that announces the Transaction adequately discloses the material terms and conditions of the Transaction in form and substance reasonably acceptable to Seller; provided that the Form 8-K shall be publicly filed on the same date that definitive transaction documents are signed (or if they are signed after the closing of the Nasdaq market on such date, then prior to the opening of the Nasdaq market on the immediately following Exchange Business Day). The Counterparty hereby represents and warrants to Seller that based on the information provided by or on behalf of the Counterparty and Target to Seller and its Representatives, upon the filing of such Form 8-K with the SEC, Seller will not be in possession of any material non-public information regarding the Counterparty. Any such Form 8-K shall include the current redemption price per share that would be applicable if the Trust Account was liquidated on the date specified within two (2) Exchange Business Days of this Confirmation. The Counterparty agrees to file additional Form 8-Ks at least once every ten (10) Exchange Business Days after the date of this Confirmation through the Trade Date to disclose the then current redemption price that would be applicable if the Trust Account was liquidated on such date specified in such Form 8-K that is within two (2) Exchange Business Days of such Form 8-K filing.

(h)	Regulation M and Target Approvals. Counterparty is not on the Trade Date and agrees and covenants that it will not be on any date Seller is purchasing shares that may be included in a Pricing Date Notice, engaged or engaging in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second scheduled Trading Day immediately following dates referenced in the preceding sentence, engage in any such distribution. Counterparty, including Target, also agrees and covenants that the BCA has been executed and all required approvals and consents of Target security holders in connection with the Business Combination shall be obtained, and any subsequent valuation periods as contemplated under Regulation M under the Exchange Act shall be completed, in each case, no later than LOAC’s redemption deadline.

(i)	No conflicts. The execution and delivery by the Counterparty and Target of, and the performance by the Counterparty and the Target of its obligations under, the Transaction and the Confirmation and the consummation of the transactions contemplated by the Confirmation, including the payments and share issuances hereunder, do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Counterparty, the Target or any of their respective subsidiaries pursuant to) (i) any provision of applicable law, (ii) the organizational documents of any of the Counterparty, the Target or any of their respective subsidiaries, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument binding upon the Counterparty, the Target or any of their respective subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Counterparty, the Target or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Counterparty or the Target of their respective obligations under the Confirmation, except as have been obtained or as would not materially impair, delay or prevent such party from fulfilling its obligations hereunder. In addition, the Counterparty and Target covenant and agree not to enter into any agreement or other arrangement that would prohibit, restrict or otherwise prevent the Counterparty from performing its obligations hereunder in any material respect, including the making of any payment or Share issuance to the Seller.

3.	Seller represents and warrants to, and covenants and agrees with Counterparty as of the date on which it enters into the Transaction and each other date specified that:

(a)	No Shorting. Seller will not effect any Short Sales in respect of the Shares that establishes or maintains a Net Short Position prior to the earlier of (i) the Maturity Date and (ii) the cancellation of the Transaction. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, any and all types of direct and indirect stock pledges, forward sale contracts, liens, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a1(h) under the Exchange Act) and any and all similar arrangements (including on a total return basis). The parties agree that under no circumstances will the sale of Shares by Seller subject to this Transaction be considered, construed, or interpreted to constitute a Short Sale. For purposes hereof, a “Net Short Position” by a person means a position whereby such person has executed one or more Short Sales and that is executed at a time when such Person has no equivalent offsetting “long” position in the Shares (or is deemed to have a long position in accordance with Regulation SHO of the Exchange Act); provided, that, for purposes of such calculations, any Short Sale either (x) that is a result of a bona-fide trading error on behalf of such Person (or its affiliates) or required to be marked “short” by the broker of such Person at such time as such trade is not required to be marked “short” pursuant to Regulation SHO of the Exchange Act or (y) that would otherwise be marked as a “long” sale, but for the occurrence of a breach of any term or condition of any security or agreement, in each case, by the Counterparty or its transfer agent, as applicable, shall be excluded from such calculations. For purposes of determining whether a person has an equivalent offsetting “long” position in the Shares, (A) all of the Shares that are owned by such person without regard to any obligations under this Transaction shall be deemed held “long” by such person and (B) any of the Shares issuable upon conversion and/or exercise of any convertible security, warrant and/or option of the Counterparty (without regard to any limitations on conversion or exercise thereof) shall be deemed held “long” by such person, until such time as such person shall no longer own such convertible security, warrant or option.

(b)	Regulatory Filings. It, together with each other person in the Seller Group (as defined in “Other Provisions” below), is in compliance with all material regulatory filings relating to the Counterparty and the Transaction. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 under the Exchange Act.

(c)	Compliance with Law. Seller will comply with applicable law in all material respects in connection with its purchases or sales of any Shares in connection with the Transaction.

(d)	Shareholder Vote. Seller agrees to not vote any Shares it holds as of the applicable record date in connection with the Business Combination at any meeting of the Counterparty’s shareholders (or to provide a written consent for that purpose with respect to such Shares) if it would be in violation of Interpretation 166.01 to do so.

(e)	Private Placement. Seller (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

Transactions by Seller in the Shares

(a)	Seller hereby waives the redemption rights (“Redemption Rights”) set forth in Counterparty’s memorandum and articles of association in connection with the Business Combination or in connection with any extension of LOAC’s deadline to consummate an Initial Business Combination with respect to the Public Shares save for any redemption following the termination of this Confirmation pursuant to the Additional Termination Events set out in the Additional Termination Event section above. Unless specified in an OET Notice, no sale of Shares by the Seller shall terminate all or any portion of this Confirmation and provided that Seller complies with all of its other obligations hereunder nothing contained herein shall limit any of Seller’s purchases and sale of Shares.

(b)	In any month in which an OET Notice has been provided, Seller will give written notice to Counterparty of any sale of Shares by Seller within five Exchange Business Day following the end of each calendar month, such notice to include the date of the sale and the number of Shares sold.

No Arrangements

Seller and Counterparty each acknowledge and agree that: (a) there are no voting, hedging or settlement arrangements between Seller and Counterparty with respect to any Shares or the Issuer, other than those set forth herein and in the Fee Agreement; (b) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (c) Counterparty will not seek to influence Seller with respect to the voting of any Hedge Positions of Seller consisting of Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the ISDA Form, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the ISDA Form.

Address for Notices

Notice to Seller:

HB Strategies LLC
c/o JBA Asset Management
270 West 39th Street, 11th Floor
New York, NY 10018
Attn: Andrew Weksler
Email: [***]

And:

HB Strategies LLC
c/o Hudson Bay Capital Management LP
290 Harbor Dr, 3rd Floor
Stamford, CT 06902
Attn: Richard Allison
Email: [***]

With a mandatory copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Giovanni Caruso
Telephone No.: [***]
Email: [***]

Notice to Counterparty:

Prior to the consummation of the closing of the Business Combination:

Live Oak Acquisition Corp. V
4921 William Arnold Road
Memphis, Tennessee 38117
Attn: Richard Hendrix
Telephone No.: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq., Stuart Neuhauser, Esq. and Trevor Okomba, Esq.
Telephone No.: [***]
Email: [***]

At or after the consummation of the closing of the Business Combination:

Teamshares Inc.
214 Sullivan Street, 6B
New York, NY 10012
Attn: Brian Gaebe, Chief Financial Officer
Telephone No.: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attn: Ryan Maierson; Nick Dhesi
Telephone No.: [***]
Email: [***]

Other Provisions.

(a)	Rule 10b5-1.

(i)	Counterparty represents and warrants to Seller that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Seller that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. Counterparty acknowledges that it is the intent of the parties that the Transaction comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-l under the Exchange Act (“Rule l0b5-1”) and the Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c).

(ii)	Counterparty agrees that it will not seek to control or influence Seller’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-l(c)(l)(i)(B)(3)) under the Transaction, including, without limitation, Seller’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation and the Transaction under Rule 10b5-l.

(iii)	Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-l(c). Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule l0b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty, or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b)	[Reserved.]

(c)	Transfer or Assignment. The rights and duties under this Confirmation may not be transferred or assigned by any party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld, subject to the immediately following sentence; provided, that Seller may transfer all of its rights and obligations under this Confirmation to its affiliate without such consent so long as Seller remains secondarily liable for its obligations under this Confirmation. If at any time following the closing of the Business Combination at which (i) the Section 16 Percentage exceeds 9.9%, or (ii) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clause (i) or (ii), an “Excess Ownership Position”), Seller is unable to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Seller and within a time period reasonably acceptable to Seller such that no Excess Ownership Position exists, then, in addition to the rights of Seller to terminate pursuant to an OET Notice delivered in accordance with the “Optional Early Termination” provisions above, Seller may elect to terminate a portion of the Transaction (such Shares so terminated, the “Excess Shares”), such that following such partial termination no Excess Ownership Position exists. In the event that Seller elects to terminate a portion of the Transaction pursuant to the preceding sentence, (A) Seller shall (x) notify Counterparty of such election (an “Excess Ownership Notice”) and of the number of Excess Shares and (y) promptly deliver to Counterparty the Excess Shares, (B) the Number of Shares shall be reduced by the number of Excess Shares, (C) Counterparty shall have no delivery obligation to Seller and (D) Seller shall retain a portion of the Prepayment Amount equal to (x) the number of Excess Shares, multiplied by (y) the Initial Price. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Seller, (I) the numerator of which is the number of Shares that Seller and each person subject to aggregation of Shares with Seller under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(l) of the Exchange Act) with Seller directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) (the “Seller Group”) and (II) the denominator of which is the number of Shares outstanding.

The “Share Amount” as of any day is the number of Shares that Seller and any person whose ownership position would be aggregated with that of Seller and any group (however designated) of which Seller is a member (Seller or any such person or group, a “Seller Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Seller in its sole discretion.

The “Applicable Share Limit” means a number of Shares equal to (a) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements under Section 16 of the Exchange Act including obtaining prior approval from any person of a Seller Person, or could result in an adverse effect on a Seller Person, under any Applicable Restriction, as determined by Seller in its sole discretion, minus (b) 0.1% of the number of Shares outstanding.

(d)	Indemnification. Counterparty agrees to indemnify and hold harmless Seller, its affiliates and its permitted assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party (other than costs, expenses and obligations the allocation of which between the parties is otherwise explicitly provided for in this Confirmation opposite the caption, “Reimbursement of Legal Fees and Other Expenses”) arising out of, in connection with, or relating to, (i) the performance by Counterparty of its obligations under the Transaction, any material breach of any covenant or representation made by Counterparty in this Confirmation or the ISDA Form or (ii) any third-party claim with respect to (A) regulatory filings made by Counterparty related to the Transaction (other than as it relates to any information provided by or on behalf of Seller or its affiliates) or (B) the consummation of the Transaction; provided, however, that Counterparty has no indemnification obligations with respect to any loss, claim, damage, liability or expense related to the manner in which any Indemnified Party sells, or arising out of any sales by an Indemnified Party of, any Shares owned by an Indemnified Party. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is related to the manner in which Seller sells, or arising out of any sales by Seller of, any Shares, including the Recycled Shares, or found in a nonappealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from any Indemnified Party’s willful misconduct, gross negligence or bad faith in performing its obligations pursuant to the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition (and in addition to any other Reimbursement of Legal Fees and other Expenses contemplated by this Confirmation), Counterparty will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from such Indemnified Party’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from the gross negligence, willful misconduct or bad faith of the Indemnified Party or breach of any U.S. federal or state securities laws or the rules, regulations or applicable interpretations of the Securities and Exchange Commission. The provisions of this paragraph shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the ISDA Form or this Confirmation shall inure to the benefit of any permitted assignee of Seller. For the avoidance of doubt, the provisions of this paragraph shall be subject to the Trust Waiver Provisions in all respects, and any claims by an Indemnified Party under this paragraph or any other provision of this Confirmation (even if they are not a party to this Confirmation) will be made subject to the Trust Waiver Provisions as if they were the Seller thereunder.

(e)	Amendments to Equity Definitions.

(i)	Section 11.2(a) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material” and adding the phrase “or such Transaction” at the end thereof;

(ii)	The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative”.

(iii)	Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material” and (ii) adding the phrase “or the relevant Transaction” at the end thereof;

(iv)	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (A) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (B) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section S(a)(vii)(l) through (9) of the ISDA Form with respect to that Issuer”;

(v)	Section 12.6(c)(ii) of the Equity Definitions is hereby amended by replacing the words “the Transaction will be cancelled,” in the first line with the words “Seller will have the right, which it must exercise or refrain from exercising, as applicable, in good faith acting in a commercially reasonable manner, to cancel the Transaction,”; and

(vi)	Section 12.9(b)(i) of the Equity Definitions is hereby amended by (i) replacing “either party may elect” with “Seller may elect” and (ii) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.

(f)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(g)	Attorney and Other Fees. In the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Confirmation or the Transaction, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

(h)	Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(i)	Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (A) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (B) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate, terminate and accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Form with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(j)	Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Seller appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

HB Strategies LLC

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory

Agreed and accepted by:

Live Oak Acquisition Corp. V

By:	/s/ Richard Hendrix
Name:	Richard Hendrix
Title:	Chief Executive Officer

* Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to HB Strategies LLC.

Schedule A

FORM OF PRICING DATE NOTICE

Date:	[*], 2026

To:	Live Oak Acquisition Corp. V (“Counterparty”)

Address:	Live Oak Acquisition Corp. V 4921 William Arnold Road Memphis, Tennessee 38117 Attn: Richard Hendrix Telephone No.: [***] Email: [***]

From:	HB Strategies LLC (“Seller”)

Re:	OTC Equity Prepaid Forward Transaction

1.	This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: Prepaid Share Forward Transaction, dated as of May 29, 2026 (the “Confirmation”), between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2.	The purpose of this Pricing Date Notice is to confirm certain terms and conditions relating to the transaction described in the Confirmation.

Pricing Date: [*], 2026

Number of Recycled Shares: [_]

Number of Shares: [_]

Schedule B

FORM OF OET NOTICE

Date:	[*], 2026

To:	[________________], a Delaware corporation (“Counterparty”)

Address:	[________________] 214 Sullivan Street, 6B New York, NY 10012 Attn: Brian Gaebe, Chief Financial Officer Telephone No.: [***] Email: [***]

From:	HB Strategies LLC (“Seller”)

Re:	OTC Equity Prepaid Forward Transaction – Optional Early Termination

1.	This Optional Early Termination Notice relates to the Confirmation Re: Prepaid Share Forward Transaction, dated as of May 29, 2026 (the “Confirmation”), between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Optional Early Termination Notice except as expressly modified below.

2.	The purpose of this Optional Early Termination Notice is to terminate the Transaction with respect to the number of Terminated Shares specified below.

OET Date: [*], 202[*]

Number of Terminated Shares: [*]